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                                                                      EXHIBIT 21
                              NEWPORT CORPORATION
                           Subsidiaries of Registrant

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
                                                                          State or Country of
       Name of Subsidiary                                                   Incorporation
       ------------------                                                 -------------------
       Newport Domestic International Sales Corporation (Inactive)            California

       Newport European Distribution Company                                  California

       Newport Government Systems, Inc. (Inactive)                            California

       RAM Optical Instrumentation, Inc.                                      California

       MikroPrecision Instruments, Inc. (Effective January 2, 1996)           Nevada

       Klinger Scientific Corporation                                         New York

       Micro-Controle Benelux S.A. (Inactive)                                 Belgium

       Newport Instruments Canada Corporation                                 Canada

       MC Holding S.A.                                                        France

       Micro-Controle S.A.                                                    France

       Newport GmbH                                                           Germany

       Micro-Controle Italia S.r.l.                                           Italy

       Newport BV                                                             Netherlands

       Newport Instruments AG                                                 Switzerland

       Newport Ltd.                                                           United Kingdom

       Micro-Controle Holdings Ltd. (Inactive)                                United Kingdom

       Micro-Controle Ltd. (Inactive)                                         United Kingdom

       Micro-Controle UK Ltd. (Inactive)                                      United Kingdom

       Newport Foreign Sales Corporation                                      U.S. Virgin Islands
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